                                                                    Exhibit 10.6


                   INSTINET EARNINGS PARTICIPATION UNIT PLAN

                           Effective January 1, 1993

                           -------------------------

                                   SECTION I

                                    PURPOSE

     The purpose of the Instinet Earnings Participation Unit Plan is to enhance and promote the growth and success of Reuters Holdings PLC ("Reuters") and the Instinet operating units of Reuters by providing incentives to participating employees of Instinet Corporation and certain affiliates, thereby benefiting the shareholders of Reuters.


                                   SECTION II

                                  DEFINITIONS

     "Adjusted Earnings Participation Pool" means the Earnings Participation Pool as specified in a Performance Award, adjusted as described below in the event a Participant does not complete the Performance Period specified in the Performance Award. Such adjustments shall be determined by the Committee by eliminating the impact of years within the Performance Period in which the Participant did not complete a Year of Service.

     "Award Agreement" means the written agreement evidencing each Performance Award granted to a Participant under the Plan.

     "Beneficiary" means the beneficiary or beneficiaries designated pursuant to
Section VI to receive any amount payable under the Plan upon the death of a Participant.

     "Committee" means a committee consisting of the President of the Company, the Executive Director of Reuters responsible for the Company, and the Finance Director of Reuters, or their successors as determined by a majority of the members of the Board of Directors of the Company who are not Participants at the time of the action.

     "Company" means Instinet Corporation, a Delaware corporation, and its successors and assigns.

     "Disability" means a Participant's inability as determined by the Committee to perform his or her duties in a normal manner, whether by reason of illness or injury (physical or mental), or otherwise, for (A) a continuous period exceeding six (6) months or (B) any noncontinuous period exceeding six
(6) months in the aggregate during any twelve (12) month period excluding any leaves of absence approved by the Committee.

     "Earnings" means an amount calculated after the end of each calendar year by the Committee equal to the pre-interest and pre-tax operating contribution of all Participating Companies prepared in accordance with the management accounting practices of Reuters and adjusted, at the discretion of the Committee, to account for capital used in the business of such Participating Companies or other significant events pursuant to Section 4.2 of the Plan. Provision for payments under the Plan shall be included in the calculation of Earnings.

     "Earnings Participation Pool" means an amount specified in the Performance Award.

     "Earnings Participation Units" means units awarded pursuant to a Performance Award entitling a Participant to a fraction of the Earnings Participation Pool. The numerator of such fraction shall be equal to the number of Earnings Participation Units so awarded, and the denominator of such fraction shall be 200,000 unless otherwise determined by the Committee.

     "Participant" means each employee of a Participating Company who is designated by the Committee to receive a Performance Award.

     "Participant Account" shall be an appropriate record maintained by the Company of the name of each Participant and the Earnings Participation Units credited to each Participant pursuant to a Performance Award.

     "Participating Company" means the Company and any subsidiary or other affiliate of the Company which the Committee has authorized to adopt the Plan and which has adopted the Plan by action of its Board of Directors.

     "Performance Award" means a grant of Earnings Participation Units made for a Performance Period under specified terms in accordance with the provisions of the Plan.

     "Performance Objective" means, in relation to a Performance Period, the following items used to determine the Earnings Participation Pool for such Performance Period: (i) an annual "hurdle" growth rate or rates and (ii) the percentage of aggregate Earnings during such Performance Period in excess of aggregate Earnings that would have been earned had actual growth rates been equal to such "hurdle" growth rates.


     "Performance Period" means a period consisting of four consecutive calendar years or such other period as may be set forth in a Performance Award.

     "Plan" means this Instinet Earnings Participation Unit Plan.

     "Vesting Percentage" means in relation to any Performance Award a Participant's entitlement to payment of such Award expressed as a percentage determined (unless otherwise specified in the Plan) according to the following table:

          Years of Service
          Within the
          Performance Period                 Vesting Percentage
          ------------------                 ------------------

          Less than four                             0
          Four or more                             100.

     "Years of Service" means those complete calendar years within each Performance Period of continuous service as an active employee or on a leave of absence approved by the Committee or an officer of a Participating Company; provided, however, that if an individual completes fewer than six months of continuous service during a calendar year such service shall be disregarded for purposes of determining Years of Service, and if an individual completes six months or more of continuous service during a calendar year and is employed on the last day of such year he or she shall be given credit for a full year of Service.

                                  SECTION III

               GRANT OF PERFORMANCE AWARDS AND AWARD AGREEMENTS

      3.1 Subject to the provisions of the Plan, the Committee shall determine the number of Earnings Participation Units to be granted to any Participant and determine the other terms and conditions of each Performance Award, including, without limitation, any vesting provisions.

      3.2 Each Performance Award granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Committee. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee and such other terms and conditions as the Committee may specify.

                                   SECTION IV
                               PERFORMANCE AWARDS

      4.1 The Committee shall determine the Performance Objectives for grants of Performance Awards. The Committee many delegate part or all of such authority to the President of the Company. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards for which different Performance Periods are prescribed.

      4.2 If during the course of a Performance Period there shall occur a significant event as determined by the Committee, including but not limited to a sale, merger, or reorganization of the Company, which the Committee determines will have a substantial effect on a Performance Objective or a

Participant during such period, the Committee may revise such Objective, or agree to an adjustment to reported operating contribution to determine Earnings, in accordance with the purpose of the Plan.

                                   SECTION V

                   PAYMENT OF PERFORMANCE AWARDS AND DEFERRAL

     5.1 Subject to Sections 5.2, 5.3, and 5.4, the Earnings Participation Units awarded pursuant to a Performance Award shall be valued and paid by the Participating Company which employs or employed the Participant in a lump cash sum as soon as practicable after the end of the Performance Period covered by such Performance Award. If a Participant was employed by more than one Participating Company during a Performance Period, each such Participating Company shall be responsible for paying a percentage of the total payment equal to the percentage of the Performance Period during which the Participant was employed by it. The values of Performance Awards shall be calculated in U.S. dollars, and Performance Awards shall be payable in the currency of the Participating Company which pays the award.

     5.2 In the event a Participant ceases to be employed by any Participating Company during a Performance Period by reason of death, Disability, or retirement on or after age 60 or at an earlier age with consent of the Committee, that Participant (or the Participant's Beneficiary) shall be entitled only to payment in settlement of each Performance Award calculated and paid at the end of the Performance Period in accordance with

Section 5.1, but based upon either the Adjusted Earnings Participation Pool or the Earnings Participation Pool, whichever results in a lower payment. In the event of a termination of service described in the preceding sentence, (i) a Participant's Vesting Percentage shall be 100% regardless of the Participant's number of Years of Service and (ii) the Committee may provide for an earlier payment in settlement of such Performance Award in such amount and under such terms and conditions as the Committee deems appropriate or desirable.

     5.3 In the event a Participant ceases to be employed by any Participating Company during a Performance Period for any reason not specified in Section 5.2, such Participant shall be entitled to a payment in settlement of each Performance Award to be made at the end of the Performance Period and equal to the product of the payment calculated pursuant to the first sentence of Section
5.2 and the Vesting Percentage. Any non-vested portion shall thereupon be forfeited and canceled, and the Company shall have no obligation to make any payment to the Participant or Beneficiary with respect to any such Performance Award.

     5.4 Notwithstanding any other provision of the Plan, a Participant's Vesting Percentage shall be zero if a Participant's employment is terminated by a Participating Company by reason of the Participant's conviction of a felony or a determination of the Board of Directors of the Participating Company that the Participant has engaged in gross misconduct, including without limitation the defrauding of a Participating

Company or Reuters, the misappropriation of the property of a Participating Company or Reuters, the use of confidential information about a Participating Company or Reuters for the benefit of another, or the intentional and material damage of the property or business of a Participating Company or Reuters.

     5.5 A Participant may elect upon terms and conditions specified by the Committee to defer receipt of part or all of the payment of a Performance Award, in which event the Committee shall determine in advance a rate of return to be credited to such deferred payment.

     5.6 Following payment of any Performance Award, the Performance Award shall be canceled and the Company shall have no further obligation to the Participant with respect to such Performance Award.

                                   SECTION VI
                            BENEFICIARY DESIGNATIONS

     6.1 Each Participant shall file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive any amounts payable under the Plan upon his or her death. A Participant may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

     6.2 If no such Beneficiary designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives the Participant or if such designation conflicts with law, the Participant's estate shall be entitled to receive the amounts, if any, payable under the Plan upon his or her death. If the Company is in doubt as to the right of any person to receive such amounts, the Company or a Participating Company may retain such amounts, without liability for any interest thereon, until the Company or a Participating Company determines the rights thereto, or the Company or a Participating Company may pay such amounts into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company and each Participating Company therefor.

                                  SECTION VII

                           ADMINISTRATION OF THE PLAN

     7.1 Except as set forth in Section 4.1, the Plan shall be administered by the Committee.

     7.2 All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

     7.3 The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be, except as otherwise determined by a majority of those members of the Board of Directors of the Company who are not Participants at the time of the action, final, conclusive and binding on all persons for all purposes. The Committee may agree upon policy guidelines to assist it in making determinations under the Plan, but such guidelines shall not be binding on the Committee.

     7.4 The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated, and whether or not such decisions and determinations are consistent with any policy guidelines of the Committee.

     7.5 The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members of the Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held. No member of the Committee may act in his or her own interest under the Plan in any manner not affecting the interests of all Participants generally.

     7.6 Notwithstanding anything else herein to the contrary, the Committee shall not be required to direct any

Participating Company to issue any Performance Award under this Plan.

                                  SECTION VIII

                      AMENDMENT OR TERMINATION OF THE PLAN

     8.1 Although it is the present intention of the Company and each Participating Company to maintain this Plan to reward Participants for contributing to the Participating Company's growth and success, each Participating Company (except the Company) may withdraw from the Plan at any time by action of its Board of Directors, in which event the effect of such action shall be as specified by such Board of Directors. The Company by action of its Board of Directors or a duly appointed committee thereof may supplement, modify, amend, or terminate the Plan at any time without the consent of any Participant. Each Participating Company shall be bound by any such action of the Company.

     8.2 Notwithstanding the provisions of Section 8.1 but subject to Section 5.4, no withdrawal from, supplementation, modification, amendment, or termination of the Plan by any Participating Company shall diminish the right of any Participant to be paid for his or her Earnings Participation Units, to the extent vested under the Plan at the time of the action by such Participating Company, calculated on the basis of that portion of the Performance Period completed before such action.

                                   SECTION IX

                                  WITHHOLDING

          9.1 In the event any Participating Company is required to withhold income tax on the amount distributed to any Participant pursuant to the terms of the Plan, the Participating Company in its discretion shall determine the method and amount of withholding.

                                   SECTION X

                                 MISCELLANEOUS

          10.1 Nothing contained in this Plan shall be construed to:

               (a) give any officers or employees of any Participating Company any right to be awarded Earning Participation Units other than as set forth herein;

               (b) confer upon any employee any right to continue in the employ of any Participating Company or limit in any way the right of any Participating Company to terminate a Participant's employment with the Participating Company at any time; or

               (c) be evidence of any agreement or understanding, express or implied, that any Participating Company will employ a Participant in any particular position or at any particular rate of compensation.

          10.2 No Performance Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Participating Company shall determine otherwise.

     10.3 No right or benefit under this Plan shall be subject to voluntary or involuntary anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.

     10.4 The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect.

     10.5 To the extent that any Participant acquires a right to receive payments from a Participating Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Participating Company. All payments provided for under the Plan shall be paid from the general funds of the Participating Company; provided, however, that such payments shall be reduced by the amount of any payments made to the Participant or his or her dependents, beneficiaries or estate from a trust or special or separate fund, if any, established by the Participating Company to assure such payments. The Participating Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Participating Company shall make any investments to aid it in meeting its obligations hereunder, the Participant shall have no right, title, or interest whatsoever in or to any such investments. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind between a Participating Company and any Participant.

     10.6 Absence on leave approved by the Committee or a duly constituted officer of a Participating Company shall not be considered interruption or termination of employment for any purposes of the Plan; provided, however, that no Performance Award may be granted to an employee while he or she is absent on leave.

     10.7 If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then any payment due him or her (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Participating Company, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person. Any right of a Participant to a payment from a Participating Company under the terms of the Plan by virtue of participation in this Plan shall (a) be no greater than the right of any unsecured general creditor of the Participating Company, and (b) shall not vest until such payments become due as provided herein.

     10.8 All elections, designations, requests, notices, instructions and other communications from a Participant, Beneficiary or other person to the Committee, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first-class mail or delivered to such location as shall be specified by the Committee.

     10.9 Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

     10.10 The Plan shall be governed by and construed in accordance with the laws of the State of New York (without reference to the principles of conflict or choice of laws thereof).

     IN WITNESS WHEREOF, this Plan has been approved by the Board of Directors of Instinet Corporation and executed the first day of September, 1993, effective as of January 1, 1993.

                                        INSTINET CORPORATION




                                        By:  /s/ Charles R. Hood
                                           -------------------------------------
                                        Title: Senior Vice President,
                                               General Counsel and
                                               Secretary

                   INSTINET EARNINGS PARTICIPATION UNIT PLAN

                               PERFORMANCE AWARD

     NOTICE, effective this thirtieth day of January, 1998, by Instinet Corporation, a Delaware corporation, with principal offices at 875 Third Avenue, New York, New York 10022 (hereinafter called the "Company"), to
(hereinafter called the "Participant").

     WHEREAS, the Company desires to provide an incentive for the Participant to contribute to the growth and success of Reuters Holdings PLC and the Company by granting to the Participant Earnings Participation Units pursuant and subject to the Instinet Earnings Participation Unit Plan (the "Plan").

     NOW, THEREFORE, the Company hereby grants to the Participant a Performance Award under the Plan, as described below:

1. PERFORMANCE PERIOD. The Performance Period shall be the four-year period commencing on January 1, 1998 and ending on December 31, 2001.

2. EARNINGS PARTICIPATION UNITS. This Performance Award consists of Earnings Participation Units.

3. EARNINGS PARTICIPATION POOL. The Earnings Participation Pool shall be based on the following schedule:

   COMPOUND GROWTH RATE                    UNIT VALUE
(OVER THE FOUR YR. PERIOD)              (AFTER FOUR YRS.)
--------------------------              -----------------
 9.99% ...............................  $  0.00
10.00% ...............................    50.00
15.00% ...............................   100.00
20.00% ...............................   150.00
25.00% ...............................   200.00
30.00% ...............................   250.00
35.00% ...............................   300.00
40.00% ...............................   350.00

     Each Earnings Participation Unit shall be subject to the terms, conditions, and restrictions set forth in the Plan, including any supplements, modifications or amendments adopted to the plan subsequent to the date of grant. The Plan is hereby incorporated by reference. Execution of this Notice by the Participant acknowledges receipt by the Participant of a copy of the Plan.



                              INSTINET CORPORATION

                           INSTINET 1999 EQUITY SUPER
                           PLAN SUMMARY AND AMENDMENT

PURPOSE

Instinet's Equity SUPER Plan (formerly the Earnings Participation Unit Plan) (the "Plan") was established effective 1 January 1993 with the following objectives:

- To provide a long term compensation opportunity to employees of Instinet based on the success of Instinet as a distinct operating unit of Reuters Group.

- To motivate employees of Instinet to perform in ways that are beneficial to the Company and shareholders of Reuters Group.

- To provide compensation opportunities that are competitive with the external market, allowing Instinet to attract and retain high caliber staff.

ELIGIBILITY

All regular full-time employees are eligible to participate in this Plan (i.e., part-time and/or hourly paid employees are not eligible) provided they have achieved one year of service as of the beginning of the performance period. (On the exception basis, the length of service requirement may be waived in order to attract senior executives into the company. Prior approval is required from Instinet's President and CEO for this to occur.) This broad participation is designed to promote a sense of ownership and teamwork throughout the organization.

1999 PLAN TERM

For purposes of plan administration (i.e., vesting schedules, etc.) the Performance Period under this Plan shall commence on January 1, 1999 and end on December 31, 2001.

1999 PLAN DESCRIPTION

The Plan provides for cash awards based on the number of units held by participants and value of each unit as based on the aggregate operating profit (or Contribution) of Instinet in 1999 and 2000 (see "Valuation of Units" below). Any applicable Plan pay-out will occur after the end of the full Plan term (i.e. after the end of 2001).

GRANTING OF UNITS

For Vice President and below, unit grants are determined based on each participant's organizational level and/or function within the Company. Unit grants for Senior Vice

Presidents and above are determined based on a combination of factors including organizational level, performance, experience and other individual considerations.

VALUATION OF UNITS

The valuation of units under the 1999 Equity SUPER Plan shall be based on the following schedule:

CUMULATIVE TWO-YEAR
  CONTRIBUTION(1)      SUPER UNIT
    (MILLIONS)          VALUE(2)
-------------------    ----------

less than $390            $  0.0
     $390                 $ 40.0
     $420                 $ 50.0
     $450                 $ 60.0
     $480                 $ 70.0
     $510                 $ 80.0
     $540                 $ 90.0
     $570                 $100.0
$600 or higher            $110.0
--------------            ------

(1) Fixed Income is excluded from the calculation of contribution.

(2) Based on actual contribution between achievement points above, the unit value will be adjusted accordingly.


PAYMENT TERMS

- Plan payments will occur, if appropriate, in the February following the close of the Performance Period and are subject to applicable payroll deductions.

- To receive a plan payment, the plan participant must be an active employee on the last day of the Performance Period. In the event an employee voluntarily resigns or is terminated for cause prior to the last day of the Performance Period, he/she shall forfeit any award under this plan.

- In the event of termination with severance or due to death, disability or retirement, the participant (or the participant's beneficiary) should consult the EPU Plan Document.

PLAN ADMINISTRATION

- Each Earnings Participation Unit is subject to the terms, conditions, and restrictions set forth in the Plan Document, including any supplements, modifications or amendments adopted to the Plan subsequent to the date of grant. The Plan Document is hereby incorporated by reference.

- The Company retains the authority to interpret the Plan, approve unit awards, and modify or discontinue the Plan at any time.

- The structure of this Plan does not establish a pattern for future bonus arrangements.

- There are no costs to the employee with regard to participation in this Plan.

- The Company is not required to allocate all the units that have been approved for the Plan Year.

- The Company reserves the right to change the responsibilities of any plan participant at any time during the term of the plan. The Company may also terminate the employment relationship with a plan participant upon either written or oral notice at any time during the plan in accordance with Company policies.

ACCOUNTING TREATMENT
--------------------

The plan is self-funding, in that, on a monthly basis, the Company records a liability for the estimated, interim cost of the Plan as a charge to earnings. The full cost of any Performance Period, therefore, will be charged to earnings before any pay outs are distributed.

OTHER
-----

For additional information regarding the plan and its provisions, please refer to the plan document, which is available upon request from the Instinet Human Resources Department in New York.

                              INSTINET CORPORATION

                  1999 SUPER (EPU) PLAN FOR FIXED INCOME GROUP

                                 March 21, 2000



OBJECTIVES

Overall Objective: To lay the foundation of a business of enduring value.

     *    Encourage a high-quality and effective launch of the Fixed Income
          (FI) product in line with project plan timeframe.

     * Motivate FI management to select business development strategies that support Instinet.

     * Reward significant revenue positioning and market share achievement while minimizing the risk of over-paying due to inaccurate revenue forecasts.

     *    Encourage an internal control and compliance mindset.

     * Encourage responsible investment and operational spending, including consideration of appropriate acquisition opportunities.

     *    Clarify expectations of how to build the business the right way.


SUPER PLAN DESIGN

     *    Each FI employee receives a 1999 grant of SUPER units.

          -    Unit has a target value of $100

          -    The actual unit value may range from $0 to $250

          - Each employee's grant is based on competitive practice for the position and other relevant factors.

     * The 1999 SUPER Program for Fixed Income has a three-year performance period beginning 1/1/99 and ending 12/31/01.

     * Upon completion of the plan's performance period, Instinet's Renumeration Committee will assess the degree of achievement against performance goals.


                                        Instinet Corporation - A Reuters Company

Actual Plan Measures:

The plan payout will be calculated in three separate portions:

     1. $50.00 is payable in full if the Fixed Income business is "live" at 31 Dec 01; $0 payable if it is not.

     2. $100.00 is payable proportionately, based on "active trading" on the F.I. electronic platform by some or all of the "Key Clients" (listed on the attached exhibit) in the 4th quarter of 2001. "Active trading" is defined as 300 or more electronic trades executed during the October - December 2001 period. If 60% of the Key Clients were actively trading, 60% of the $100.00 would be payable. If two Key Clients merged, the merged entity would count as two. If a Key Client otherwise ceased to exist, we would reduce the count of Key Clients.

     3. $100.00 is payable based on the total operating contribution of the Fixed Income business during the two-year period 2000 - 2001. At the targeted two year loss of $41.0 million, 50% of the $100.00 ($50.00) is payable. For each $1.0 million improvement, a further $2.50 is payable (up to the maximum $100.00 for this portion). For every $1.0 million unfavorable variance, $2.50 is deducted (to a minimum of $0 for this portion).

     - The actual unit awards will vest at the end of 2001 and be payable in early 2002.

     - Plan administration is subject to the terms, conditions and restrictions set forth in the Instinet Earnings Participation Unit Plan Document, including any supplements or amendments. The Plan Document is hereby incorporated by reference.



                    Instinet Corporation - A Reuters Company